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Exhibit 5.1

December 1, 2006

The Hertz Corporation
Brae Holding Corp.
Hertz Claim Management Corporation
Hertz Equipment Rental Corporation
Hertz Global Services Corporation
Hertz Local Edition Corp.
Hertz System, Inc.
Hertz Technologies, Inc.
Hertz Transporting, Inc.
HCM Marketing Corporation
Hertz Local Edition Transporting, Inc.
Smartz Vehicle Rental Corporation
225 Brae Boulevard
Park Ridge, New Jersey 07656-0713

Registration Statement on Form S-4
of The Hertz Corporation
Brae Holding Corp.
Hertz Claim Management Corporation
Hertz Equipment Rental Corporation
Hertz Global Services Corporation
Hertz Local Edition Corp.
Hertz System, Inc.
Hertz Technologies, Inc.
Hertz Transporting, Inc.
HCM Marketing Corporation
Hertz Local Edition Transporting, Inc. and
Smartz Vehicle Rental Corporation

Ladies and Gentlemen:

        We have acted as special counsel to The Hertz Corporation, a Delaware corporation (the "Company"), and Brae Holding Corp., Hertz Claim Management Corporation, Hertz Equipment Rental Corporation, Hertz Global Services Corporation, Hertz Local Edition Corp., Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., HCM Marketing Corporation, Hertz Local Edition Transporting, Inc., and Smartz Vehicle Rental Corporation, each, a Delaware corporation (collectively, the "Guarantors"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (File No. 333-138493) (the "Registration Statement"), which includes a form of Prospectus (the "Prospectus") relating to the proposed offering by the Company of: $1,800,000,000 aggregate principal amount of the Company's 8.875% Senior Notes due 2014 (the "New Senior Dollar Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of its outstanding 8.875% Senior Notes due 2014 (the "Old Senior Dollar Notes"); $600,000,000 aggregate principal amount of the Company's 10.5% Senior Subordinated Notes due 2016 (the "New Senior Subordinated Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of its outstanding 10.5% Senior Subordinated Notes due 2016 (the "Old Senior Subordinated Notes"); and €225,000,000 aggregate principal amount of the Company's 7.875% Senior Notes due 2014 (the "New Senior Euro Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of its outstanding 7.875% Senior Notes due 2014 (the "Old Senior Euro Notes"). The New Senior Dollar Notes and New Senior Euro Notes are to be issued pursuant to an indenture, dated as of December 21, 2005 (as amended, the "Senior Indenture"), among the Company, the Guarantors and Wells Fargo Bank, National Association (the "Trustee"). The New Senior Subordinated Notes are to be issued pursuant to an indenture, dated as of December 21, 2005 (as amended, the "Senior Subordinated Indenture"), among the Company, the Guarantors and the Trustee. The obligations of the Company pursuant to the New Senior Dollar Notes and the New Senior Euro Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Senior Indenture (such guarantees, collectively, the "Senior Guarantees"). The obligations of the Company pursuant to the New Senior Subordinated Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Senior Subordinated Indenture (such guarantees, collectively, the "Senior Subordinated Guarantees").

        In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and the Guarantors and such other instruments and certificates of public officials, officers and representatives of the Company and the Guarantors and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and the Guarantors and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies and (iv) the legal capacity of all natural persons executing documents. With your permission, for purposes of the opinions expressed herein, we have further assumed that (a) the Trustee is and has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) the Trustee had and has the power and authority to enter into and perform its obligations under, and has duly authorized, executed and delivered, each of the Senior Indenture and the Senior Subordinated Indenture, (c) each of the Senior Indenture and the Senior Subordinated Indenture is valid, binding and enforceable with respect to the Trustee, and (d) each of the New Senior Dollar Notes, the New Senior Euro Notes and the New Senior Subordinated Notes will be duly authenticated by the Trustee in the manner provided in the Senior Indenture and the Senior Subordinated Indenture, as applicable.

        Based on the foregoing, and subject to the further qualifications set forth below, we are of the opinion that:

  1.
  Upon the execution and issuance of the New Senior Dollar Notes and the New Senior Euro Notes by the Company and authentication of the New Senior Dollar Notes and the New Senior Euro Notes by the Trustee in accordance with the Senior Indenture and delivery of the New Senior Dollar Notes the New Senior Euro Notes against exchange therefor of the Old Senior Dollar Notes and the Old Senior Euro Notes, respectively, pursuant to the exchange offer described in the Registration Statement, (a) each of the New Senior Dollar Notes and the New Senior Euro Notes will be valid and binding obligations of the Company and (b) the Senior Guarantees of the New Senior Dollar Notes and the New Senior Euro Notes by each Guarantor will constitute the valid and binding obligation of such Guarantor.

  2.
  Upon the execution and issuance of the New Senior Subordinated Notes by the Company and authentication of the New Senior Subordinated Notes by the Trustee in accordance with the Senior Subordinated Indenture and delivery of the New Senior Subordinated Notes against exchange therefor of the Old Senior Subordinated Notes, respectively, pursuant to the exchange offer described in the Registration Statement, (a) the New Senior Subordinated Notes will be valid and binding obligations of the Company and (a) the Senior Subordinated

    Guarantees of the New Senior Subordinated Notes by each Guarantor will constitute the valid and binding obligation of such Guarantor.

        Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Senior Indenture, the Senior Subordinated Indenture, the New Senior Dollar Notes, the New Senior Euro Notes or the New Senior Subordinated Notes that purports to (a) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (b) constitute a waiver of inconvenient forum or improper venue, (c) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (d) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, (e) maintain or impose any obligation to pay any amount in U.S. dollars, or specify any rate or method of exchange, where a final judgment concerning such obligation is rendered in another currency or (f) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies.

        We express no opinion as to the effect of any Federal or state laws regarding fraudulent transfers or conveyances. We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ DEBEVOISE & PLIMPTON LLP

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  Exhibit 5.1